Exhibit 99.1

Investor	Nancy Christal	Media	Eileen H. Boone
Contact:	Senior Vice President	Contact:	Senior Vice President
	Investor Relations		Corporate Communications & Community Relations
(914) 722-4704
(401) 770-4561

FOR IMMEDIATE RELEASE

CVS CAREMARK REPORTS RECORD THIRD QUARTER RESULTS

RAISES AND NARROWS 2013 GUIDANCE TO REFLECT RESULTS THAT EXCEEDED EXPECTATIONS

Third Quarter Year-over-year Highlights:

▪	Operating profit increased 19.2% to approximately $2.2 billion

▪	Adjusted EPS increased 28.1% to $1.09, while GAAP diluted EPS from continuing operations increased 29.5% to $1.03; both include a $0.04 gain from a legal settlement

▪	Adjusted EPS of $1.05, excluding the gain from a legal settlement, an increase of 23.9%

▪	Retail pharmacy same store prescription volumes increased 1.4%, or 4.5% on a 30-day equivalent basis

▪	Retail pharmacy same store sales increased 5.7%; total same store sales increased 3.6%

Year-to-date Highlights:

▪	Generated free cash flow of $3.1 billion

▪	Cash flow from operations of $4.2 billion

2013 Guidance Raised and Narrowed:

▪	Full-year Adjusted EPS range to $3.98 to $4.01 and GAAP diluted EPS from continuing operations range to $3.73 to $3.76; both including the gain from a legal settlement

▪	Full-year Adjusted EPS range to $3.94 to $3.97, excluding the gain from a legal settlement

▪	Full year free cash flow at $4.8 to $5.1 billion; cash flow from operations at $6.4 to $6.6 billion

WOONSOCKET, RHODE ISLAND, November 5, 2013 - CVS Caremark Corporation (NYSE: CVS) today announced operating results for the three months ended September 30, 2013.

Revenues

Net revenues for the three months ended September 30, 2013, increased 5.8%, or $1.7 billion, to $32.0 billion compared to the three months ended September 30, 2012.

Revenues in the Pharmacy Services Segment increased 7.8%, or $1.4 billion, to $19.5 billion in the three months ended September 30, 2013. The increase was primarily driven by broad-based growth of claims as well as drug cost inflation in the specialty pharmacy business, partially offset by the impact of recent generic drug introductions. Pharmacy network claims processed during the three months ended September 30, 2013, increased 2.0% to 200.9 million, compared to 197.0 million in the prior year period. The increase in pharmacy network claims was primarily due to additional claims activity associated with new clients. Mail choice claims processed during the three months ended September 30, 2013, increased approximately 3.1% to 21.0 million, compared to 20.4 million in the prior year period. The increase in the mail choice claim volume was primarily due to increased claims associated with the continuing adoption of our Maintenance Choice® offerings.

Revenues in the Retail Pharmacy Segment increased 5.0%, or $780 million, to $16.3 billion in the three months ended September 30, 2013. Same store sales increased 3.6% when compared to the prior year period, with pharmacy same store sales up 5.7% and front store same store sales down 1.0%. Despite the decline in front store same store sales, which was driven by softer traffic, both front store basket size and front store margin improved modestly during the quarter. The increase in same store sales was primarily driven by the growth of prescription volumes, partially offset by the impact of recent generic drug introductions. Pharmacy same store prescription volumes rose 1.4% when 90-day prescriptions are counted as one prescription, and increased 4.5% on a 30-day equivalent basis (when 90-day prescriptions are counted as three prescriptions). Pharmacy same store sales were negatively impacted by approximately 320 basis points due to recent generic drug introductions.

For the three months ended September 30, 2013, the generic dispensing rate increased approximately 170 basis points in the Pharmacy Services Segment, to 81.0%, and approximately 160 basis points in the Retail Pharmacy Segment, to 81.5%, compared to the prior year period.

Income from Continuing Operations Attributable to CVS Caremark

Income from continuing operations attributable to CVS Caremark for the three months ended September 30, 2013, increased 24.6%, or approximately $249 million, to $1.3 billion, compared with $1.0 billion during the three months ended September 30, 2012. The Pharmacy Services and Retail Pharmacy segments both benefited from the impact of increased generic drugs dispensed and the continued growth of our Maintenance Choice program. Adjusted earnings per share from continuing operations attributable to CVS Caremark (Adjusted EPS) for the three months ended September 30, 2013 and 2012, was $1.09 and $0.85, respectively, an increase of 28.1%. Adjusted EPS in the third quarter of 2013 includes a pre-tax gain from a legal settlement of $72 million (approximately $0.04 per share). Excluding the gain from the legal settlement, Adjusted EPS increased 23.9% in the third quarter to $1.05. Adjusted EPS in the three months ended September 30, 2013 and 2012, excludes $124 million and $121 million, respectively, of intangible asset amortization related to acquisition activity. GAAP earnings per diluted share from continuing operations attributable to CVS Caremark for the three months ended September 30, 2013 and 2012, was $1.03 and $0.79, respectively, an increase of 29.5%. GAAP earnings per share also includes the impact of the legal settlement in the third quarter of 2013.

President and Chief Executive Officer Larry Merlo stated: "Our third quarter results reflect strong operating performance across the enterprise.  Adjusted earnings per share excluding the settlement gain exceeded the high end of our guidance by 2 cents per share, primarily reflecting better-than-expected third quarter performance in the PBM.  We are well on track for another year of strong growth in 2013.”

Mr. Merlo continued, “Year-to-date, we have also generated significant free cash, which we will continue to use to enhance shareholder value. Between dividends and share repurchases, we expect to return $5 billion to our shareholders in 2013.”

Real Estate Program

During the three months ended September 30, 2013, the Company opened 49 new retail drugstores, and closed one retail drugstore. In addition, the Company relocated 22 retail drugstores. As of September 30, 2013, the Company operated 7,665 locations in 45 states, the District of Columbia, Puerto Rico and Brazil. These locations included 7,601 retail drugstores, 18 onsite pharmacies, 30 retail specialty pharmacy stores, 12 specialty mail order pharmacies and four mail service pharmacies.

Guidance

The Company raised and narrowed its earnings guidance range for the full year 2013, reflecting year-to-date results that exceeded expectations. The Company now expects to deliver Adjusted EPS of $3.98 to $4.01 and GAAP diluted earnings per share from continuing operations of $3.73 to $3.76 in 2013, both including the gain from the legal settlement in the third quarter. Excluding the gain from the legal settlement, the Company expects to deliver Adjusted EPS of $3.94 to $3.97 in 2013. The Company also continues to expect to deliver 2013 free cash flow of $4.8 billion to $5.1 billion, and 2013 cash flow from operations guidance of $6.4 billion to $6.6 billion.

Teleconference and Webcast

The Company will be holding a conference call today for the investment community at 8:30 am (EST) to discuss its quarterly results. An audio webcast of the call will be broadcast simultaneously for all interested parties through the Investor Relations section of the CVS Caremark website at http://info.cvscaremark.com/investors. This webcast will be archived and available on the website for a one-year period following the conference call.

About the Company

CVS Caremark is dedicated to helping people on their path to better health as the largest integrated pharmacy company in the United States. Through the Company’s more than 7,600 retail pharmacy stores; its leading pharmacy benefit manager serving more than 60 million plan members; and its retail health clinic system, the largest in the nation with more than 750 MinuteClinic® locations, it is a market leader in mail order, retail and specialty pharmacy, retail clinics, and Medicare Part D Prescription Drug Plans. As a pharmacy innovation company, CVS Caremark continually strives to improve health and lower costs by developing new approaches such as its unique Pharmacy Advisor® program that helps people with chronic diseases such as diabetes obtain and stay on their medications. Find more information about CVS Caremark at http://info.cvscaremark.com/.

Forward-Looking Statements

This press release contains certain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially. For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company strongly recommends that you become familiar with the specific risks and uncertainties outlined under the Risk Factors section in our Annual Report on Form 10-K for the year ended December 31, 2012 and under the section entitled “Cautionary Statement Concerning Forward-Looking Statements” in our most recently filed Quarterly Report on Form 10-Q.

— Tables Follow —

CVS CAREMARK CORPORATION
Condensed Consolidated Statements of Income
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
In millions, except per share amounts	2013	2012	2013	2012

Net revenues	$31,968	$30,227	$93,979	$91,739
Cost of revenues	25,933	24,580	76,527	75,530
Gross profit	6,035	5,647	17,452	16,209
Operating expenses	3,874	3,833	11,624	11,284
Operating profit	2,161	1,814	5,828	4,925
Interest expense, net	122	134	374	397
Income before income tax provision	2,039	1,680	5,454	4,528
Income tax provision	779	669	2,116	1,775
Income from continuing operations	1,260	1,011	3,338	2,753
Loss from discontinued operations, net of tax	(6)	(5)	(7)	(7)
Net income	1,254	1,006	3,331	2,746
Net loss attributable to noncontrolling interest	—	—	—	2
Net income attributable to CVS Caremark	$1,254	$1,006	$3,331	$2,748

Income from continuing operations attributable to CVS Caremark:
Income from continuing operations	$1,260	$1,011	$3,338	$2,753
Net loss attributable to noncontrolling interest	—	—	—	2
Income from continuing operations attributable to CVS Caremark	$1,260	$1,011	$3,338	$2,755

Basic earnings per common share:
Income from continuing operations attributable to CVS Caremark	$1.04	$0.80	$2.72	$2.15
Loss from discontinued operations attributable to CVS Caremark	$(0.01)	$—	$(0.01)	$(0.01)
Net income attributable to CVS Caremark	$1.03	$0.80	$2.72	$2.15
Weighted average basic common shares outstanding	1,218	1,265	1,226	1,281

Diluted earnings per common share:
Income from continuing operations attributable to CVS Caremark	$1.03	$0.79	$2.70	$2.14
Loss from discontinued operations attributable to CVS Caremark	$(0.01)	$—	$(0.01)	$(0.01)
Net income attributable to CVS Caremark	$1.02	$0.79	$2.70	$2.13
Weighted average diluted common shares outstanding	1,226	1,274	1,234	1,290

Dividends declared per common share	$0.2250	$0.1625	$0.6750	$0.4875

CVS CAREMARK CORPORATION
Condensed Consolidated Balance Sheets
(Unaudited)

	September 30,	December 31,
In millions, except per share amounts	2013	2012
Assets:
Cash and cash equivalents	$1,505	$1,375
Short-term investments	108	5
Accounts receivable, net	8,035	6,473
Inventories	10,825	10,759
Deferred income taxes	558	663
Other current assets	401	577
Total current assets	21,432	19,852
Property and equipment, net	8,749	8,632
Goodwill	26,550	26,395
Intangible assets, net	9,587	9,753
Other assets	1,487	1,280
Total assets	$67,805	$65,912

Liabilities:
Accounts payable	$5,412	$5,070
Claims and discounts payable	4,360	3,974
Accrued expenses	3,940	4,051
Short-term debt	814	690
Current portion of long-term debt	572	5
Total current liabilities	15,098	13,790
Long-term debt	8,819	9,133
Deferred income taxes	3,791	3,784
Other long-term liabilities	1,563	1,501
Commitments and contingencies	—	—

Shareholders’ equity:
Preferred stock, par value $0.01: 0.1 shares authorized; none issued or outstanding	—	—
Common stock, par value $0.01: 3,200 shares authorized; 1,669 shares issued and
1,204 shares outstanding at September 30, 2013 and 1,667 shares issued and 1,231
shares outstanding at December 31, 2012	17	17
Treasury stock, at cost: 473 shares at September 30, 2013 and 435 shares at
December 31, 2012	(18,462)	(16,270)
Shares held in trust: 1 share at September 30, 2013 and December 31, 2012	(31)	(31)
Capital surplus	29,653	29,120
Retained earnings	27,551	25,049
Accumulated other comprehensive loss	(194)	(181)
Total shareholders’ equity	38,534	37,704
Total liabilities and shareholders’ equity	$67,805	$65,912

CVS CAREMARK CORPORATION
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended September 30,
In millions	2013	2012
Cash flows from operating activities:
Cash receipts from customers	$85,408	$84,463
Cash paid for inventory and prescriptions dispensed by retail network pharmacies	(67,826)	(67,464)
Cash paid to other suppliers and employees	(10,760)	(10,120)
Interest received	5	2
Interest paid	(369)	(411)
Income taxes paid	(2,213)	(1,530)
Net cash provided by operating activities	4,245	4,940

Cash flows from investing activities:
Purchases of property and equipment	(1,330)	(1,314)
Proceeds from sale-leaseback transactions	156	427
Proceeds from sale of property and equipment	13	—
Acquisitions (net of cash acquired) and other investments	(354)	(303)
Purchase of available-for-sale investments	(107)	—
Proceeds from sale of subsidiary	—	7
Net cash used in investing activities	(1,622)	(1,183)

Cash flows from financing activities:
Increase in short-term debt	124	75
Repayments of long-term debt	—	(56)
Purchase of noncontrolling interest in subsidiary	—	(26)
Dividends paid	(829)	(627)
Proceeds from exercise of stock options	431	677
Excess tax benefits from stock-based compensation	48	21
Repurchase of common stock	(2,272)	(4,001)
Net cash used in financing activities	(2,498)	(3,937)
Effect of exchange rates on cash	5	—
Net increase (decrease) in cash and cash equivalents	130	(180)
Cash and cash equivalents at the beginning of the year	1,375	1,413
Cash and cash equivalents at the end of the year	$1,505	$1,233

Reconciliation of net income to net cash provided by operating activities:
Net income	$3,331	$2,746
Adjustments required to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,412	1,297
Stock-based compensation	101	97
Deferred income taxes and other non-cash items	129	87
Change in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable, net	(1,518)	(296)
Inventories	(39)	(586)
Other current assets	176	425
Other assets	(125)	(142)
Accounts payable and claims and discounts payable	697	919
Accrued expenses	32	325
Other long-term liabilities	49	68
Net cash provided by operating activities	$4,245	$4,940

Adjusted Earnings Per Share
(Unaudited)

For internal comparisons, management finds it useful to assess year-over-year performance by adjusting diluted earnings per share for amortization, which primarily relates to acquisition activities.

The Company defines adjusted earnings per share as income before income tax provision plus amortization, less adjusted income tax provision, plus net loss attributable to noncontrolling interest divided by the weighted average diluted common shares outstanding.

The following is a reconciliation of income before income tax provision to adjusted earnings per share:

	Three Months Ended September 30,		Nine Months Ended September 30,
In millions, except per share amounts	2013	2012	2013	2012

Income before income tax provision(1)	$2,039	$1,680	$5,454	$4,528
Amortization	124	121	370	362
Adjusted income before income tax provision	2,163	1,801	5,824	4,890
Adjusted income tax provision(2)	827	717	2,259	1,916
Adjusted income from continuing operations	1,336	1,084	3,565	2,974
Net loss attributable to noncontrolling interest	—	—	—	2
Adjusted income from continuing operations attributable to
CVS Caremark	$1,336	$1,084	$3,565	$2,976

Weighted average diluted common shares outstanding	1,226	1,274	1,234	1,290
Adjusted earnings per share from continuing operations
attributable to CVS Caremark	$1.09	$0.85	$2.89	$2.31

(1)	Includes a $72 million gain on a legal settlement (approximately $0.04 per diluted share) during the three and nine months ended September 30, 2013.

(2)	The adjusted income tax provision is computed using the effective income tax rate from the condensed consolidated statement of income.

Free Cash Flow
(Unaudited)

The Company defines free cash flow as net cash provided by operating activities less net additions to properties and equipment (i.e., additions to property and equipment plus proceeds from sale-leaseback transactions).

The following is a reconciliation of net cash provided by operating activities to free cash flow:

	Nine Months Ended September 30,
In millions	2013	2012

Net cash provided by operating activities	$4,245	$4,940
Subtract: Additions to property and equipment	(1,330)	(1,314)
Add: Proceeds from sale-leaseback transactions	156	427
Free cash flow	$3,071	$4,053

Supplemental Information
(Unaudited)

The Company evaluates its Pharmacy Services and Retail Pharmacy Segment performance based on net revenue, gross profit and operating profit before the effect of nonrecurring charges and gains and certain intersegment activities. The Company evaluates the performance of its Corporate Segment based on operating expenses before the effect of nonrecurring charges and gains and certain intersegment activities. The following is a reconciliation of the Company’s segments to the accompanying consolidated financial statements:

In millions	Pharmacy Services Segment(1)	Retail Pharmacy Segment	Corporate Segment	Intersegment Eliminations(2)	Consolidated Totals
Three Months Ended
September 30, 2013:
Net revenues	$19,483	$16,284	$—	$(3,799)	$31,968
Gross profit	1,294	4,884	—	(143)	6,035
Operating profit (loss)(3)	1,012	1,471	(179)	(143)	2,161
September 30, 2012:
Net revenues	18,079	15,504	—	(3,356)	30,227
Gross profit	1,081	4,672	—	(106)	5,647
Operating profit (loss)	784	1,305	(169)	(106)	1,814
Nine Months Ended
September 30, 2013:
Net revenues	56,593	48,474	—	(11,088)	93,979
Gross profit	3,025	14,836	—	(409)	17,452
Operating profit (loss)(3)	2,186	4,604	(553)	(409)	5,828
September 30, 2012:
Net revenues	54,802	47,373	—	(10,436)	91,739
Gross profit	2,474	14,014	—	(279)	16,209
Operating profit (loss)	1,644	4,071	(511)	(279)	4,925
Total Assets:
September 30, 2013	37,274	30,048	1,679	(1,196)	67,805
December 31, 2012	36,057	29,183	1,408	(736)	65,912
Goodwill:
September 30, 2013	19,657	6,893	—	—	26,550
December 31, 2012	19,646	6,749	—	—	26,395

(1)         Net revenues of the Pharmacy Services Segment include approximately $1.9 billion and $2.0 billion of retail co-payments for the three months ended September 30, 2013 and 2012, respectively, as well as $6.1 billion and $6.4 billion of retail co-payments for the nine months ended September 30, 2013 and 2012, respectively.

(2)
Intersegment eliminations relate to two types of transaction: (i) Intersegment revenues that occur when Pharmacy Services Segment customers use Retail Pharmacy Segment stores to purchase covered products. When this occurs, both the Pharmacy Services and Retail Pharmacy segments record the revenue on a standalone basis, and (ii) Intersegment revenues, gross profit and operating profit that occur when Pharmacy Services Segment customers, through the Company's intersegment activities (such as the Maintenance Choice program), elect to pick up their maintenance prescriptions at Retail Pharmacy Segment stores instead of receiving them through the mail. When this occurs, both the Pharmacy Services and Retail Pharmacy segments record the revenue, gross profit and operating profit on a standalone basis. The following amounts are eliminated in consolidation in connection with the item (ii) intersegment activity: net revenues of $1.1 billion and $841 million for the three months ended September 30, 2013 and 2012, respectively, and $3.1 billion and $2.5 billion for the nine months ended September 30, 2013 and 2012, respectively; gross profit and operating profit of $143 million and $106 million for the three months ended September 30, 2013 and 2012, respectively, and $409 million and $279 million for the nine months ended September 30, 2013 and 2012, respectively.

(3)
Consolidated operating profit for the three and nine months ended September 30, 2013 includes a $72 million gain on a legal settlement, of which, $11 million is included in the Pharmacy Services Segment and $61 million is included in the Retail Pharmacy Segment.

Supplemental Information
(Unaudited)

Pharmacy Services Segment

The following table summarizes the Pharmacy Services Segment’s performance for the respective periods:

	Three Months Ended September 30,		Nine Months Ended September 30,
In millions	2013	2012	2013	2012

Net revenues	$19,483	$18,079	$56,593	$54,802
Gross profit	1,294	1,081	3,025	2,474
Gross profit % of net revenues	6.6%	6.0%	5.4%	4.5%
Operating expenses(4)	282	297	839	830
Operating expense % of net revenues	1.4%	1.6%	1.5%	1.5%
Operating profit	1,012	784	2,186	1,644
Operating profit % of net revenues	5.2%	4.3%	3.9%	3.0%
Net revenues(1):
Mail choice(2)	$6,369	$5,675	$18,274	$17,084
Pharmacy network(3)	13,063	12,363	38,163	37,573
Other	51	41	156	145
Pharmacy claims processed(1):
Total	221.9	217.4	676.2	654.6
Mail choice(2)	21.0	20.4	62.3	61.3
Pharmacy network(3)	200.9	197.0	613.9	593.3
Generic dispensing rate(1):
Total	81.0%	79.3%	80.7%	78.0%
Mail choice(2)	76.2%	73.1%	75.8%	71.1%
Pharmacy network(3)	81.5%	79.9%	81.2%	78.6%
Mail choice penetration rate	23.0%	22.9%	22.5%	22.9%

(1)	Pharmacy network net revenues, claims processed and generic dispensing rates do not include Maintenance Choice, which are included within the mail choice category.

(2)	Mail choice is defined as claims filled at a Pharmacy Services mail facility, which include specialty mail claims, as well as 90-day claims filled at retail under the Maintenance Choice program.

(3)	Pharmacy network is defined as claims filled at retail pharmacies, including our retail drugstores, but excluding Maintenance Choice activity.

(4)	Operating expenses for the three and nine months ended September 30, 2013 includes a $11 million gain on a legal settlement.

Supplemental Information
(Unaudited)

Retail Pharmacy Segment

The following table summarizes the Retail Pharmacy Segment’s performance for the respective periods:

	Three Months Ended September 30,		Nine Months Ended September 30,
In millions	2013	2012	2013	2012

Net revenues	$16,284	$15,504	$48,474	$47,373
Gross profit	4,884	4,672	14,836	14,014
Gross profit % of net revenues	30.0%	30.1%	30.6%	29.6%
Operating expenses(2)	3,413	3,367	10,232	9,943
Operating expense % of net revenues	21.0%	21.7%	21.1%	21.0%
Operating profit	1,471	1,305	4,604	4,071
Operating profit % of net revenues	9.0%	8.4%	9.5%	8.6%
Retail prescriptions filled (90 Day = 1Rx)	180.5	176.5	546.3	532.4
Retail prescriptions filled (90 Day = 3 Rx) (1)	220.6	209.8	662.4	628.3
Net revenue increase:
Total	5.0%	5.5%	2.3%	7.4%
Pharmacy	7.1%	6.3%	2.7%	8.6%
Front store	0.4%	3.7%	1.5%	4.9%
Total prescription volume (90 Day = 1 Rx)	2.3%	9.6%	2.6%	8.9%
Total prescription volume (90 Day = 3 Rx) (1)	5.2%	11.8%	5.4%	11.0%
Same store increase (decrease):
Total sales	3.6%	4.3%	0.9%	6.1%
Pharmacy sales	5.7%	5.3%	1.3%	7.4%
Front store sales	(1.0)%	2.2%	—%	3.2%
Prescription volume (90 Day = 1 Rx)	1.4%	8.7%	1.7%	7.8%
Prescription volume (90 Day = 3 Rx) (1)	4.5%	11.1%	4.8%	10.0%
Generic dispensing rate	81.5%	79.9%	81.5%	79.0%
Pharmacy % of total revenues	70.4%	69.1%	69.5%	69.3%
Third party % of pharmacy revenue	97.9%	97.6%	97.9%	98.0%

(1)
Includes the adjustment to convert 90-day prescriptions to the equivalent of three 30-day prescriptions. This adjustment reflects the fact that these prescriptions include approximately three times the amount of product days supplied compared to a normal 30-day prescription.

(2)	Operating expenses for the three and nine months ended September 30, 2013 includes a $61 million gain on a legal settlement.

Adjusted Earnings Per Share Guidance
(Unaudited)

The following reconciliation of estimated income before income tax provision to estimated adjusted earnings per share contains forward-looking information that is subject to risks and uncertainties that could cause actual results to differ materially. The Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company strongly recommends that you become familiar with the specific risks and uncertainties outlined under the Risk Factors section in our Annual Report on Form 10-K for the year ended December 31, 2012 and under the section entitled “Cautionary Statement Concerning Forward-Looking Statements” in our most recently filed Quarterly Report on Form 10-Q. For internal comparisons, management finds it useful to assess year-over-year performance by adjusting diluted earnings per share for amortization, which primarily relates to acquisition activities.

In millions, except per share amounts	Year Ending December 31, 2013

Income before income tax provision(1)	$7,472	$7,530
Amortization	495	495
Adjusted income before income tax provision	7,967	8,025
Adjusted income tax provision(2)	3,090	3,115
Adjusted income from continuing operations attributable to CVS Caremark	$4,877	$4,910

Weighted average diluted common shares outstanding	1,226	1,225
Adjusted earnings per share from continuing operations attributable to CVS Caremark	$3.98	$4.01

In millions, except per share amounts	Three Months Ending December 31, 2013

Income before income tax provision	$2,018	$2,076
Amortization	125	125
Adjusted income before income tax provision	2,143	2,201
Adjusted income tax provision(2)	831	855
Adjusted income from continuing operations attributable to CVS Caremark	$1,312	$1,346

Weighted average diluted common shares outstanding	1,201	1,197
Adjusted earnings per share from continuing operations attributable to CVS Caremark	$1.09	$1.12

(1)	Includes a $72 million gain on a legal settlement (approximately $0.04 per diluted share) during the year ending December 31, 2013.

(2)	The adjusted income tax provision is computed using the effective income tax rate from the consolidated statement of income.

Free Cash Flow Guidance
(Unaudited)

The following reconciliation of net cash provided by operating activities to free cash flow contains forward-looking information that is subject to risks and uncertainties that could cause actual results to differ materially. The Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company strongly recommends that you become familiar with the specific risks and uncertainties outlined under the Risk Factors section in our Annual Report on Form 10-K for the year ended December 31, 2012 and under the section entitled “Cautionary Statement Concerning Forward-Looking Statements” in our most recently filed Quarterly Report on Form 10-Q. For internal comparisons, management finds it useful to assess year-over-year cash flow performance by adjusting cash provided by operating activities, by capital expenditures and proceeds from sale-leaseback transactions.

In millions	Year Ending December 31, 2013

Net cash provided by operating activities	$6,350	$6,550
Subtract: Additions to property and equipment	(2,200)	(2,050)
Add: Proceeds from sale-leaseback transactions	600	550
Free cash flow	$4,750	$5,050